UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 8, 2016
___________
DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-35700 (Commission File Number)	45-4502447 (I.R.S. Employer Identification Number)
500 West Texas Suite 1200 Midland, Texas (Address of principal executive offices)		79701 (Zip code)
(432) 221-7400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 8, 2016, Diamondback Energy, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) at One Park Avenue, Oklahoma City, Oklahoma. At the Annual Meeting, the Company’s stockholders voted on four proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the "SEC") on April 29, 2016, as supplemented by additional proxy materials filed with the SEC on May 25, 2016. The following is a brief description of each matter voted upon and the results of such voting, including the number of votes cast for each matter and the number of votes cast against, votes withheld, abstentions and broker non-votes, if applicable, with respect to each matter.

Proposal 1

Steven E. West, Travis D. Stice, Michael P. Cross, David L. Houston and Mark L. Plaumann were elected to continue to serve as the Company’s directors until the 2017 Annual Meeting of Stockholders and until their respective successors are elected. The results of the vote on Proposal 1 are as follows:

Name of Nominee	For	Withheld	Non-Votes
Steven E. West	60,198,365	6,879,148	1,846,044
Travis D. Stice	65,964,338	1,113,175	1,846,044
Michael P. Cross	65,804,524	1,272,989	1,846,044
David L. Houston	65,735,998	1,341,515	1,846,044
Mark L. Plaumann	65,804,544	1,272,969	1,846,044

Proposal 2

The Company’s 2016 Amended and Restated Equity Incentive Plan was approved. The results of the vote on Proposal 2 are as follows:

For	Against	Abstain	Non-Votes
63,216,671	3,844,528	16,314	1,846,044

Proposal 3

The Company’s stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers. The results of the vote on Proposal 3 are as follows:

For	Against	Abstain	Non-Votes
65,249,085	1,795,074	33,354	1,846,044

Proposal 4

The appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016 was ratified. The results of the vote on Proposal 4 are as follows:

For	Against	Abstain	Non-Votes
68,886,432	25,207	11,918	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	June 13, 2016
		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Senior Vice President and Chief Financial Officer